SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement         |_| Confidential, For Use of the
                                              Commission Only
                                              (As Permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               GLOBAL AXCESS CORP
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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|_|   Fee paid previously with preliminary materials.

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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      (1)   Amount Previously Paid:

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      (4)   Date Filed:

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

                               GLOBAL AXCESS CORP
                           224 PONTE VEDRA PARK DRIVE
                        PONTE VEDRA BEACH, FLORIDA 32082

                    TO THE STOCKHOLDERS OF GLOBAL AXCESS CORP

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Global Axcess Corp, a Nevada corporation (the "Company"), will be held on *, 2006 at * a.m. Eastern Standard Time at *, for the following purposes:

1. To elect seven (7) directors of the Company to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal 1);

2. To amend the Company's certificate of incorporation to increase the authorized number of common stock from 45,000,000 shares to 100,000,000 shares (the text of the Amended Certificate of Incorporation of Global Axcess Corp. is attached hereto as Appendix A)(Proposal 2);

3. To ratify the selection of Kirkland, Russ, Murphy & Tapp, P.A. ("Kirkland") as our independent auditors for the fiscal year ending December 31, 2005 (Proposal 3); and

4. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof (Proposal 4).

Only stockholders who own shares of our common stock at the close of business on *, 2006 are entitled to notice of and to vote at the annual meeting. You may vote your shares by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope

You may also vote in person at the annual meeting, even if you use the option listed above.

We have enclosed with this Notice of Annual Meeting, a proxy statement, a form of proxy and a copy of our annual report to stockholders. Our annual report is not a part of this proxy statement.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Michael Dodak
                                        ----------------------------------------
                                            Michael Dodak, Chairman of the Board


Ponte Vedra Beach, Florida
____________, 2006

                               GLOBAL AXCESS CORP
                           224 PONTE VEDRA PARK DRIVE
                        PONTE VEDRA BEACH, FLORIDA 32082
                              (TEL) (904) 280-3950
                              (FAX) (904) 280-2180

             PROXY STATEMENT FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

The board of directors is soliciting proxies to be used at our *, 2006 annual meeting of stockholders. Please read and carefully consider the information presented in this proxy statement and vote by completing, dating, signing and returning the enclosed proxy in the enclosed postage-paid envelope.

This proxy statement, the form of proxy and our annual report will be mailed to all stockholders on or about *, 2006. Our annual report is not a part of this proxy statement.

                      INFORMATION ABOUT THE ANNUAL MEETING

WHEN IS THE ANNUAL MEETING?

*, 2006, * a.m. Eastern Standard Time

WHERE WILL THE ANNUAL MEETING BE HELD?

The meeting will be held at *.

WHAT ITEMS WILL BE VOTED UPON AT THE ANNUAL MEETING?

You will be voting on the following matters:

1. ELECTION OF DIRECTORS. To elect seven (7) directors to serve until the 2007 Annual Meeting of stockholders or until their successors are duly elected and qualified;

2. INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK. To amend the Company's certificate of incorporation to increase the authorized number of common stock from 45,000,000 shares to 100,000,000 shares;

3. RATIFICATION OF AUDITORS. To ratify the selection of Kirkland, Russ, Murphy & Tapp, P.A. ("Kirkland") as independent auditors of the Company for the fiscal year ending December 31, 2005; and

4. OTHER BUSINESS. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting. The Board of Directors is not aware of any other business to come before the Meeting.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on *, 2006 will be entitled to notice of and to vote at the annual meeting and any adjournments of the annual meeting. You are entitled to one vote for each share of common stock held on that date. On *, 2006, there were * shares of our common stock outstanding and entitled to vote.

YOUR BOARD OF DIRECTORS HAS APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE DIRECTORS, THE AUTHORIZATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND THE RATIFICATION OF THE APPOINTMENT OF KIRKLAND AS AUDITORS.

HOW DO I VOTE BY PROXY?

You may vote your shares by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope. Proxies should not be sent by the stockholder to the Company, but to Oxford Transfer & Registrar, the Company's Registrar and Transfer Agent, at 1000 S.W. Broadway, Suite 920, Portland, Oregon, 97205. A pre-addressed, postage-paid envelope is provided for this purpose.

If you return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or (3) all of the nominees except those you designate. For each other item of business, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them:

o     "FOR" the election of all of our nominees for directors;

o "FOR" the adoption of the increase in the authorized number of shares of common stock; and

o "FOR" the ratification of Kirkland, Russ, Murphy & Tapp, P.A. as our independent auditors.

If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

HOW DO I CHANGE OR REVOKE MY PROXY?

You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1. Submitting another proxy by mail with a more recent date than that of the proxy first given;

2. Sending written notice of revocation to Oxford Transfer & Registrar, the Company's Registrar and Transfer Agent, at 1000 S.W. Broadway, Suite 920, Portland, Oregon, 97205; or

3. Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

WHAT CONSTITUTES A "QUORUM" FOR THE ANNUAL MEETING?

One-third of the outstanding shares of the Company common stock entitled to vote at the annual meeting, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the annual meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the broker or nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

HOW MANY VOTES ARE REQUIRED?

o Directors nominees are elected by a plurality of the votes cast in person or by proxy, provided that a quorum is present at the Meeting.

o The proposal to amend the Certificate of Incorporation to increase the number of authorized shares will require the affirmative vote of at least a majority of the Company's outstanding shares of Common Stock. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), or other limited proxies will have the effect of a vote against amending the Company's Certificate of Incorporation.

o The ratification of the director's selection of Kirkland, Russ, Murphy & Tapp, P.A. as the Company's independent auditors will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the annual meeting.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING DUE?

Any stockholder proposals for the 2007 annual meeting must be received by us, directed to the attention of the Company's secretary, Mr. David Fann, Global Axcess Corp., 224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida 32082, no later than December 31, 2006. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

                        PROPOSAL 1: ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

At the Meeting, seven (7) directors are to be elected. Pursuant to the Company's By-laws, all directors are elected to serve for the ensuing year and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to proxies received for the election of Messrs. Michael Dodak, David Fann, Lock W. Ireland, Robert Landis, Robert Pearson, Alan W. Rossiter, and Joseph M. Loughry, III. (collectively, the "Nominees").

Vote required: Directors must be elected by a plurality of all votes cast at the meeting. Votes withheld for any director will not be counted.

Voting by the Proxies: The Proxies will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted to approve the election of the nominees named in the Proxy Statement. Although the Company knows of no reason why the nominees would not be able to serve, if a nominee were not available for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of directors to be elected as permitted by our Bylaws.

General Information about the Nominees: The following information regarding the Nominees, their occupations, employment history and directorships in certain companies is as reported by the respective Nominees.

       Name                       Age          Positions
       ----                       ---          ---------

       Michael Dodak              59           CEO and Chairman
       David Fann                 51           President, Secretary and Director
       Lock W. Ireland            62           Director
       Robert J. Landis           47           Director
       Robert Pearson             70           Director
       Alan W. Rossiter           60           Director
       Joseph M. Loughry, III     60           Director

Michael J. Dodak, Chairman of the Board and Chief Executive Officer
--------------------------------------------------------------------

Mr. Dodak has served as CEO and Chairman of the Board of Global Axcess Corp since October 2001. Prior to joining the Company, Mr. Dodak was Chief Executive Officer of Nationwide Money Services, Inc., an independent ATM network operator and services provider that was sold by First Data Corporation in June 2001. Mr. Dodak joined Nationwide Money Services, Inc. as a controller in early 1996. He assumed the various duties of a controller including the production of financial statements, budgets, and the development of the Money Services, Inc. database. In June 1997 he was promoted to CEO. Prior to joining Nationwide, Mr. Dodak founded and served as Chief Financial Officer to several companies including an alternative energy company, a medical supply company and a for profit chain of schools. Earlier, he was a Senior Financial Analyst for Litton Industries and served as regional controller for Damon Corporation, a large provider of clinical lab services. He has Bachelor of Arts and MBA degrees from the University of California Los Angeles. Mr. Dodak is responsible for the day-to-day operations of the Company.

David W. Fann, Secretary, President and Director
------------------------------------------------

Mr. Fann has served as President and Director of the Company since January of 2002. Mr. Fann was the Chief Executive Officer and Chairman of the Board of TeraGlobal, Inc., a publicly traded company, from September 1998 through September 2000. He was president of TechnoVision Communications, Inc., a subsidiary of TeraGlobal, from November of 1995 to September 2000. Mr. Fann has also served as Vice President of Sales and Marketing for Quadraplex, Inc., a video network company. He co-founded Totally Automated Systems Communications, a Unix-based communications company, and acted as Vice President of that company from January 1993 through January 1995. From January 1987 through December 1992 he served as Operations Officer for Networks, Inc.

Lock W. Ireland, Director
-------------------------

Presently, Mr. Ireland serves as a Consultant and Director for Resource Corporate Management, Inc. (RCMI), a company he led as President and CEO from 1994 through 2002. RCMI is engaged in marketing cost-efficient correspondent banking services to community banks via Banker's Banks across the United States. From 1987 through 1999, Mr. Ireland was President of Resource Bancshares, while simultaneously serving terms as Vice Chairman of Republic National Bank in Columbia, South Carolina (1987-1995) and as President and CEO of 1st Performance Bank in Jacksonville, Florida (1990-1994). In 1999, Mr. Ireland led an employee buy-out of Resource Bancshares Corporation. Beginning his career in 1969 as a bank examiner for Federal Reserve Bank in Dallas, Texas, Mr. Ireland spent the next 16 years serving in various positions and served as Executive Vice President and COO of Bankers Trust of South Carolina for the last three years. Mr. Ireland holds a Bachelor of Arts degree in Economics from North Carolina State University.

Mr. Ireland's professional and civic affiliations include past Chairman and current board member of JECO (Jacksonville Economic Co.), past Chairman and current board member of Junior Achievement for North East Florida, member of MENINAK, Jacksonville, Florida, and past Board of Governor for the Chamber of Commerce, Jacksonville, Florida.

Robert J. Landis, Director
--------------------------

Robert Landis is currently the Chairman, Chief Financial Officer and Treasurer of Comprehensive Care Corporation, a publicly traded company located in Tampa, Florida. He has been with Comprehensive Care for over 5 years, working directly with all operations, financial and SEC filings for the company. Prior to this Mr. Landis was with Maxicare Health Plans, Inc., as its Treasurer from 1983-1998. Mr. Landis was with two accounting firms from 1981-1983, the first was Price Waterhouse and the second was Irwin Shapiro Accountancy Corp. Robert brings strong financial, operational and SEC experience to the Company, and will be part of the Audit Review Committee for the Company.

Robert Pearson, Director
------------------------

Mr.  Pearson  joined  RENN  Group in April 1997 and is Senior  Vice-President  -
Investments. Mr. Pearson brings more than thirty years of experience to RENN Group's corporate finance function. From 1994 to 1997, Mr. Pearson was an independent financial management consultant. From 1990 to 1994, he served as Chief Financial Officer and Executive Vice-President of Thomas Group, Inc., a management consulting firm, where he was instrumental in moving a small privately held company from a start-up to a public company with more than $40 million in revenues. Prior to 1990, Mr. Pearson was responsible for all administrative activities for the Superconducting Super Collider Laboratory. In addition, from 1960 to 1986, Mr. Pearson served in a variety of positions at Texas Instruments in financial planning and analysis, holding such positions as Vice-President - Controller and Vice-President - Finance. Mr. Pearson holds a BS in Business from the University of Maryland and was a W.A. Paton Scholar with an MBA from the University of Michigan. He is a director of eOriginal, Inc., CaminoSoft Corp., Laserscope, Simtek Corporation, and Advanced Power Technologies, Inc.

Alan W. Rossiter, Director
--------------------------

Alan W. Rossiter, age 60, since 1996 has served as the President and CEO of Enterprise North Florida Corporation, which provides emerging technology companies with extensive business, technical and financial services. Mr. Rossiter served for 20 years with the United States Navy in various capacities including Aviation Maintenance Officer for the United States Pacific Fleet and Director of Naval Aviation Logistics Management at the Naval Air Systems Command in Washington, D.C. during Operation Desert Storm. Mr. Rossiter received a Bachelors degree in History from Denison University in 1967, graduated from the Naval Aviation Candidate School at Pensacola, Florida in 1969 and graduated from National University of San Diego with a Masters of Business Administration in Financial Management and Information Systems in 1983.

Joseph M. Loughry, III, Director
--------------------------------

Joseph M. Loughry, III, age 60, from 2000 through 2003, Mr. Loughry served as the President, CEO and a director of HTE, Inc., a software company that was listed on Nasdaq. Prior to 2000, Mr. Loughry served as the President and CEO of Quest Point Holdings, Inc. since 1992. Mr. Loughry graduated from the University of Maryland - College Park in 1967 with a BS in Business Administration.

ROLE OF THE BOARD

Pursuant to Nevada law, our business, property and affairs are managed under the direction of our board of directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

2005 BOARD MEETINGS

In 2005, the board met seven times. The board adopted various resolutions pursuant to 13 unanimous written consents in lieu of a meeting adopted during the year ended December 31, 2005.

BOARD COMMITTEES

The Board of Directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

The Compensation Committee met one time in 2005. The function of the Compensation Committee is to approve stock plans and option grants and review and make recommendations to the Board of Directors regarding executive compensation and benefits. The Compensation Committee consists of Lock Ireland, Robert Landis, and Alan Rossiter. Lock Ireland has been appointed to sit on the Compensation Committee to serve as its Chairman.

The Nomination Committee met one time in 2005. The function of the Nomination Committee is to (a) identify individuals qualified to become members of the Board, (b) approve and recommend to the Board director candidates, (c) develop, recommend to the Board and update as necessary corporate governance principles and policies, applicable to the Company, and (d) monitor compliance with such principles and policies. The Nomination Committee consists of Robert Landis, Lock Ireland, and Joseph Loughry, III. Robert Landis has been appointed on the Nomination Committee to serve as its Chairman.

The Audit Committee consists of Lock Ireland, Joseph M. Loughry, III and Robert Landis. Mr. Landis has been appointed to sit on the Audit Committee to serve as its audit committee financial expert. Mr. Landis has been appointed to sit on the audit committee as its chairman. The Audit Committee met four times in fiscal year 2005. Mr. Landis, Mr. Ireland and Mr. Loughry are considered independent and Mr. Landis is considered to be a sophisticated financial expert. Responsibilities of the Committee include (1) reviewing financial statements and consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies, and internal controls, (2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors, and (3) reviewing the independence of the auditors. All of the members of the Audit Committee shall meet the independence standards established by the National Association of Securities Dealers.

During 2005, there were five non-employee directors and two employee directors. No Directors were compensated in the fiscal year 2005. Each director for year 2005 who is not an employee of the Company is entitled to receive a director's fee of 20,000 options exercisable to purchase shares of Common Stock under the Stock Option Plan disbursed incrementally at 10,000 Options upon acceptance to the Board and an additional 10,000 after 6 months of service to the Board as a Director and 10,000 additional Options for every year of service thereafter. All non-employee directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and any committees thereof. Directors serving on committees of the Board receive no additional compensation for attending any committee meeting held in connection with a meeting of the Board except where there are extraordinary expenses approved prior to the meeting by the CEO or President.

ELECTION OF DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING. SHARES OF COMMON STOCK REPRESENTED BY PROXY CARDS RETURNED TO US WILL BE VOTED FOR THE NOMINEES LISTED ABOVE UNLESS YOU SPECIFY OTHERWISE.

                           RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS.

     PROPOSAL 2: TO CONSIDER AND VOTE UPON A PROPOSAL TO AMEND THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                                  COMMON STOCK
                         FROM 45,000,000 TO 100,000,000
                           (ITEM 2 ON THE PROXY CARD)

      On * 2006, the Board of Directors authorized an amendment to the Company's Certificate of Incorporation to increase the number of our authorized shares. Subject to shareholder approval, Article IV(A) would be amended to read as follows and would be filed with the Nevada Secretary of State:

      "FOURTH: (A) Capital Stock. The Corporation is authorized to issue two classes of Common Stock. One class shall be Common, par value $0.001, of which the Corporation shall have the authority to issue 100,000,000 shares of Common Stock. The second class of capital stock shall be Preferred Stock, par value $0.001, of which the Corporation shall have the authority to issue 5,000,000 shares of Preferred Stock.

      The Preferred Stock or any series thereof, shall have such designations, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be dependent upon facts ascertainable outside of such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of stock by the board of directors. "

      The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

      As of the Record Date, a total of * shares of the Company's currently authorized * shares of common stock are issued and outstanding. The increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

      The proposed increase in the authorized number of shares of common stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

      There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are to be authorized.

      Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 45,000,000 TO 100,000,000.

         PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                           (ITEM 3 ON THE PROXY CARD)

Kirkland, Russ, Murphy & Tapp, P.A. has served as the Company's independent auditors since June 20, 2005 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2005. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors. Kirkland, Russ, Murphy & Tapp, P.A. has no interest, financial or otherwise, in the Company.

A representative of Kirkland, Russ, Murphy & Tapp, P.A. is not expected to be present at the Annual Meeting.

The proxy holders intend to vote the shares represented by proxies to ratify the Board of Directors' selection of Kirkland, Russ, Murphy & Tapp, P.A. as the Company's independent auditors for the fiscal year ending December 31, 2005.

Audit and Related Fees

Audit Fees. The aggregate fees billed by Kirkland, Russ, Murphy & Tapp, P.A. for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2005 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB during the fiscal years were $38,392. The aggregate fees billed by Weinberg & Company, P.A. for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2005 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB during the fiscal years were $120,603.

Audit Related Fees. The Company did not engage Kirkland, Russ, Murphy & Tapp, P.A. to provide professional services to the Company regarding audit related fees during the fiscal year ended December 31, 2005. The aggregate fees billed by Weinberg & Company, P.A.. for professional services rendered to the Company regarding audit related fees during the fiscal year ended December 31, 2005 were $5,000.

Tax Related Fees. During the fiscal years ended December 31, 2005, Kirkland, Russ, Murphy & Tapp, P.A. was not paid any fees for tax related services. During the fiscal years ended December 31, 2005, Weinberg & Company, P.A.. was not paid any fees for tax related services.

All Other Fees. The aggregate fees billed by Kirkland, Russ, Murphy & Tapp, P.A. for services rendered to the Company, other than the services covered in "Audit Fees" for the fiscal year ended December 31, 2005 were $-0-. The aggregate fees billed by Weinberg & Company, P.A. for services rendered to the Company, other than the services covered in "Audit Fees" for the fiscal year ended December 31, 2005 were $-0-.

Audit Committee. The Board of Directors acting as the audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to above, the Board of Directors elected to include the audited financial statements be included in the company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission.

Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

                           RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KIRKLAND, RUSS, MURPHY & TAPP, P.A. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

        BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK OF PRINCIPAL
                     STOCKHOLDERS, DIRECTORS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of February 15, 2006.

      o by each person who is known by us to beneficially own more than 5% of our common stock;
      o     by each of our officers and directors; and
      o     by all of our officers and directors as a group.

NAME                                                    NUMBER     PERCENT(1)
----                                                    ------     ----------
Mike Dodak                                            1,108,387       5.29%    (3)
David Fann                                            1,037,336       4.95%    (4)
Lock Ireland                                            282,507       1.35%    (5)
Robert Colabrese                                        271,654       1.30%    (6)
David Surette                                           154,198       0.74%    (7)
George McQuain                                          138,700       0.66%   (10)
Robert Landis                                            67,500       0.32%   (11)
Robert Pearson                                           15,000       0.07%   (18)
Joseph M. Loughry, III                                    5,000       0.02%   (19)
Alan W. Rossiter                                          5,000       0.02%   (20)

                                                     ----------------------
All executive officers                                3,085,282      14.71%
                                                     ----------------------
and directors as a group (10 persons)

Other 5% owners:
BFS U.S. Special Opportunities Trust PLC              3,340,000      15.93%   (14)
Rennaissance U.S. Growth Investment Trust PLC         3,280,000      15.64%   (15)
Rennaissance Capital Growth & Income Fund III, Inc.   2,440,000      11.63%   (16)
Cardservice International, Inc.                       1,411,292       6.73%   (17)

                                                     ----------------------
                                                     10,471,292      49.93%
                                                     ----------------------

The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934. Beneficially owned securities may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual. Beneficially owned securities may also include other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of February 15, 2006 pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

(1) Based on 20,971,786 shares of common stock outstanding as of February 15, 2006.

(2) Intentionally left blank.

(3)  included  are  832,387  common  shares,   60,000  stock  purchase   options
exercisable at $0.90 per share, 150,000 exercisable at $1.70 per share, and 66,000 stock purchase options exercisable at $1.30 per share.

(4)  included  are  761,336  common  shares,   60,000  stock  purchase   options
exercisable at $0.90 per share, 150,000 exercisable at $1.70 per share, and 66,000 stock purchase options exercisable at $1.30 per share.

(5) included are 184,007 common shares, 15,000 stock purchase options exercisable at $1.10 per share, 7,500 stock purchase options exercisable at $2.50 per share, 50,000 stock purchase options exercisable at $1.40 per share, 5,000 stock purchase options exercisable at $1.45 per share, 6,000 stock purchase warrants exercisable at $1.75 per share, 6,000 stock purchase warrants exercisable at $2.50 per share, 6,000 stock purchase warrants exercisable at $5.00 per share, and 3,000 stock purchase warrants exercisable at $1.25 per share.

(6) included are 156,154 common shares, 5,000 stock purchase options exercisable at $0.675 per share, 40,000 stock options exercisable at $0.90, 54,000 stock options exercisable at $1.70 and 16,500 stock purchase options exercisable at $1.30 per share.

(7) included are 38,248 common shares, 30,000 stock purchase options exercisable at $0.35 per share, 55,500 stock purchase options exercisable at $1.70 per share, and 30,450 stock purchase options exercisable at $1.30 per share.

(8) Intentionally left blank.

(9) Intentionally left blank.

(10) included are 40,000 stock options exercisable at $0.90 per share, 54,000 stock purchase options exercisable at $1.70, and 44,700 stock purchase options exercisable at $1.30 per share.

(11) included are 40,000 common shares, 15,000 stock purchase options exercisable at $1.10 per share, 7,500 stock purchase options exercisable at $2.50 per share, and 5,000 stock purchase options exercisable at $1.45 per share.

(12) Intentionally left blank.

(13) Intentionally left blank.

(14) included are 1,553,332 common shares and 1,786,668 stock purchase warrants exercisable at prices ranging from $1.25 to $5.00.

(15) included are 1,553,332 common shares and 1,726,668 stock purchase warrants exercisable at prices ranging from $1.75 to $5.00.

(16) included are 953,332 common shares and 1,486,668 stock purchase warrants exercisable at prices ranging from $1.75 to $5.00.

(17) included are 1,411,292 common shares.

(18) included are 15,000 stock purchase options exercisable at $1.20 per share.

(19) included are 5,000 stock purchase options exercisable at $1.10 per share.

(20) included are 5,000 stock purchase options exercisable at $1.10 per share.


SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2005, the Company is not aware of any director, officer or beneficial owner of more than ten percent of the Company's Common Stock that, during fiscal year 2005, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

POLICY WITH RESPECT TO SECTION 162(M)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that, unless an appropriate exemption applies, a tax deduction for the Company for compensation of certain executive officers named in the Summary Compensation Table will not be allowed to the extent such compensation in any taxable year exceeds $1 million. As no executive officer of the Company received compensation during 2004 approaching $1 million, and the Company does not believe that any executive officer's compensation is likely to exceed $1 million in 2005, the Company has not developed an executive compensation policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Code.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid by us with respect to the fiscal year ended December 31, 2005 for the Chief Executive Officer and all other executive offices whose total cash compensation exceeds $100,000 in the fiscal year ended December 31, 2005.

                                               Annual Compensation           Long Term Awards
Name and Principal Position               Year   Salary          Bonus ($)     Securities Underlying Options

Michael Dodak                             2005   $275,000        $ 12,185            --
CEO and Chairman                          2004   $275,000        $ 15,000        66,000(1)
                                          2003   $220,000        $ 50,000       150,000(2)

David Fann                                2005   $200,000        $  6,360            --
President and Secretary                   2004   $200,000        $  6,700        66,000(1)
                                          2003   $200,000              --       150,000(2)

David Surette                             2005   $137,945        $  7,335            --
CFO                                       2004   $125,000        $ 13,500        30,450(1)
                                          2003   $120,000              --        85,500(3)(4)

Robert Colabrese                          2005   $217,554 (5)    $  3,025            --
Executive Vice President Sales            2004   $200,000 (6)    $  7,000        16,500(1)
                                          2003   $135,000              --        54,000(2)

George McQuain                            2005   $146,670        $  6,430            --
CEO & COO of NMS                          2004   $140,000        $ 14,500        44,700(1)
                                          2003   $130,000              --        54,000(2)

(1) In 2004, the executive management was granted options based on certain goals that would have to be met for fiscal year 2005 before they could be vested. The number of options shown here are the options that vested in 2005.

(2) In 2003, the executive management was granted options based on certain goals that would have to be met for fiscal year 2004 before they could be vested. The number of options shown here are the options that vested in 2004.

(3) Includes 55,500 options vested in 2004 and granted in 2003 by executive management based on certain goals that would have to be met for fiscal year 2004 before they could be vested.

(4) Includes 30,000 options granted at date of hire which vests over 3 years.

(5) Combines commission payments of $82,554 during the year with salary of $135,000.

(6) Combines commission payments of $65,000 during the year with salary of $135,000.



AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table sets forth, for each of the named executive officers, information concerning the number of shares received during fiscal 2005 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on December 31, 2005.

                Shares Acquired        Value         Number of Securities Underlying      Value of In The Money
                on Exercise (#)      Realized ($)(1)  Options at Year End (#)              Options at Year End ($)(2)

                                                     Exercisable     Unexercisable     Exercisable    Unexercisable
Name
Mike Dodak          --                  --             60,000          216,000           $ 17,400       ($83,760)
David Fann          --                  --             60,000          216,000           $ 17,400       ($83,760)
David Surette       --                  --             30,000           85,950           $ 25,200       ($31,654)
Robert Colabrese    --                  --             45,000           70,500           $ 14,175       ($29,355)
George McQuain      --                  --             40,000           98,700           $ 11,600       ($32,457)

(1) Based on the difference between the option exercise price and the fair market value of our common stock on the exercise date.

(2) Based on the difference between the option exercise price and the closing sale price of $1.19 of our common stock as reported on the OTC Bulletin Board on December 31, 2005, the last trading day of our 2005 fiscal year.

EMPLOYMENT AGREEMENTS

We have the following employment contracts with the named executive officers:

Michael Dodak has a five year employment contract from June 30, 2004 to June 30, 2009, under Board and Mr. Dodak's approval. The agreement provides Mr. Dodak with the following compensation: an annual salary of $250,000; which has been increased to $275,000 once certain milestones were achieved, and can be raised to $350,000 when other milestones are achieved; an annual bonus to be determined and awarded by the Compensation Committee; and an 18 month severance agreement.

David Fann has a two year employment contract from April 29, 2002 to April 29, 2004, which was extended for two additional years until April 29, 2006 and then extended again for one year until December 31, 2007, under Board and Mr. Fann's approval. For performance as a director and officer, we will compensate Mr. Fann with the following: a monthly salary of $7,500 per month, which has been increased to $200,000 once certain milestones are achieved his salary can be increased to $230,000 and an annual bonus and stock options to be determined and awarded by the Compensation Committee.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


In May 2003, we issued 120,000 shares of our common stock to Michael Dodak, a stockholder, officer, and director of our company, through a Private Placement Offering in an amount of $30,000.

In June 2003, we issued 200,000 shares of our common stock to David Fann, a stockholder, officer, and director of our company, through a Private Placement Offering in an amount of $50,000 offsetting an equal amount of debt owed to Mr. Fann.

In June 2003, we issued 80,000 shares of our common stock to Robert Colabrese, a stockholder, and officer of our company, through a Private Placement Offering in an amount of $20,000.

In June 2003, we issued 20,000 shares of our common stock to David Surette, a stockholder, and officer of our company, through a Private Placement Offering in an amount of $5,000.

In June 2003, we issued 20,000 shares of its common stock to Robert Landis, a stockholder and director of our company, through a Private Placement Offering in an amount of $5,000.

In June 2003, we issued 80,000 shares of its common stock to Lock Ireland, a stockholder and director of we, through a Private Placement Offering in an amount of $20,000.

In July 2003, we issued 80,000 shares of its common stock to Michael Dodak, a stockholder, officer, and director of our company, through a Private Placement Offering in an amount of $20,000.

In February 2004, we issued 182,486 shares of common stock to Michael Dodak, a stockholder, officer, and director of our company, through exercise of 200,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In February 2004, we issued 182,486 shares of common stock to David Fann, a stockholder, officer, and director of our company, through exercise of 200,000 Private Placement Offering Warrants (offsetting an equal amount of debt currently owed by our company) at $0.50 per share and exercised as cashless.

In February 2004, we issued 72,994 shares of common stock to Robert Colabrese, a stockholder, and officer of our company, through exercise of 80,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In February 2004, we issued 18,248 shares of common stock to David Surette, a stockholder, and officer of our company, through exercise of 20,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In February 2004, we issued 73,007 shares of common stock to Lock Ireland, a stockholder and director of our company, through exercise of 80,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In March 2004, we issued 2,000 shares of common stock to Lock Ireland, a stockholder and director of our company, through exercise of 6,000 Private Placement Offering Warrants at $1.75 per share.

In March 2004, we issued 140,000 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through exercise of Private Placement Offering Warrants at $1.75 per share.

In March 2004, we issued 140,000 shares of common stock to Renaissance Capital Growth & Income Fund III, a stockholder and beneficial owner of our company, through exercise of Private Placement Offering Warrants at $1.75 per share.

In March 2004, we issued 140,000 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through exercise of Private Placement Offering Warrants at $1.75 per share.

In February 2004, we issued 533,332 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $666,666 and we issued 1,066,668 Warrants exercisable from $1.75 to $5.00.

In February 2004, we issued 533,332 shares of common stock to Renaissance Capital Growth & Income Fund III, a stockholder and beneficial owner of our company, through a Private Placement Offering for $666,666 and we issued 1,066,668 Warrants exercisable from $1.75 to $5.00.

In February 2004, we issued 533,332 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $666,666 and we issued 1,066,668 Warrants exercisable from $1.75 to $5.00.

In February 2004, we issued 1,200,000 shares of common stock to Baron Partners, LP, a stockholder and beneficial owner of our company, through a Private Placement Offering for $1,500,000 and we issued 2,400,000 Warrants exercisable from $1.75 to $5.00.

In September 2004, we issued 3,000 warrants to Lock Ireland, a stockholder and director of our company, as part of a debenture with an exercise price of $1.75 per share.

In September 2004, we issued 60,000 warrants to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, as part of a debenture with an exercise price of $1.25 per share.

As of December 31, 2004, we had an unsecured promissory note in the amount of $192,966 outstanding payable to Robert Mehlman, a stockholder of our company. The note bears interest in the amount of 11% and is due in June 2013.

In September 2005, we reduced the exercise price from $1.75 to $1.25 and extended the expiration date by five years on 60,000 warrants held by BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, in return for a five year extension on $1,000,000 in debt financing.

In September 2005, we reduced the exercise price from $1.75 to $1.25 and extended the expiration date by five years on 3,000 warrants held by Lock Ireland, a stockholder and director of our company, in return for a five year extension on $50,000 in debt financing.

As of November 2005, we issued 600,000 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $750,000 and we issued 240,000 Warrants exercisable from $1.75.

As of November 2005, we issued 600,000 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $750,000 and we issued 240,000 Warrants exercisable from $1.75.

The Company will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including the financial statements and financial statement schedule information included therein, as filed with the SEC.

OTHER BUSINESS

The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the individuals named on your proxy card as the proxy holders to vote in accordance with their best judgment on such matters.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Michael Dodak
                                        ----------------------------------------
                                            Michael Dodal, Chairman of the Board

Dated: ___________, 2006
Ponte Vedra Beach, Florida

PROXY
                               GLOBAL AXCESS CORP
                   ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD
                                     *, 2006
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints MICHAEL DODAK and STEVEN BRUST and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the "Meeting") to be held on *, 2006, at * P.M., local time, at *, or at any adjournments or postponements thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR AND EACH OF THE LISTED PROPOSALS.

Proposal(1) The election as directors of all nominees listed below to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (except as marked to the contrary).

    Nominees:
    01) Michael Dodak              02) David Fann        03)    Lock Ireland
    04) Robert Landis              05) Robert Pearson    06)    Alan W. Rossiter
    07) Joseph M. Loughry, III

    FOR ALL |_|                    WITHHOLD ALL |_|      FOR ALL EXCEPT |_|

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

Proposal (2) Amending the Restated  Certificate of Incorporation to increase the
Company's   authorized   shares  of  common  stock  from  45,000,000  shares  to
100,000,000 shares.
                         FOR |_| AGAINST |_| ABSTAIN |_|

Proposal (3) To ratify the selection of Kirkland, Russ, Murphy & Tapp, P.A. ("Kirkland") as our independent auditors for the fiscal year ending December 31, 2005; and
                         FOR |_| AGAINST |_| ABSTAIN |_|

Proposal (4) To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof (Proposal 4).
                         FOR |_| AGAINST |_| ABSTAIN |_|

The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for proposals (2), (3) and (4). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Stockholders for fiscal year ended December 31, 2006.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

Signature (Please sign within the box) [ ________ ] DATE: _______, 2006 Signature (Joint owners) [_________ ] DATE: _______, 2006

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

                                  "APPENDIX A"


                         CERTIFICATE OF AMENDMENT TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GLOBAL AXCESS CORP

      The undersigned, Chairman of the Board of Directors of the corporation, does hereby certify as follows:

      FIRST: The name of the corporation is:

                               GLOBAL AXCESS CORP

      SECOND: The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

      "FOURTH: (A) Capital Stock. The Corporation is authorized to issue two classes of Common Stock. One class shall be Common, par value $0.001, of which the Corporation shall have the authority to issue 100,000,000 shares of Common Stock. The second class of capital stock shall be Preferred Stock, par value $0.001, of which the Corporation shall have the authority to issue 5,000,000 shares of Preferred Stock.

      The Preferred Stock or any series thereof, shall have such designations, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be dependent upon facts ascertainable outside of such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of stock by the board of directors.


      THIRD: The amendment of the certificate of incorporation herein certified has been duly adopted at a meeting of the Corporation's Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the State of Nevada.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Michael Dodak, its CEO, this ___ day of ____________, 2006.

                                        GLOBAL AXCESS CORP


                                         /s/ MICHAEL DODAK
                                         ---------------------------------------
                                             MICHAEL DODAK
                                             Chairman of the Board


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